Exhibit 99.2

Walgreens Boots Alliance Enters into Agreement with Rite Aid to Buy 2,186 Rite Aid Stores and Related Assets

New agreement replaces previous merger agreement with Rite Aid and proposed divestiture transaction with Fred’s

DEERFIELD, Ill., 29 June 2017 - Walgreens Boots Alliance, Inc. (Nasdaq: WBA) announced today a new definitive agreement with Rite Aid Corporation under which Walgreens Boots Alliance will purchase 2,186 stores, three distribution centers and related inventory from Rite Aid.

The consideration for the transaction will be $5.175 billion in cash, the assumption by Walgreens Boots Alliance of the related real estate leases and the grant of an option to Rite Aid, exercisable through May 2019 and subject to certain conditions, to become a member of Walgreens Boots Alliance’s group purchasing organization, Walgreens Boots Alliance Development GmbH. Walgreens Boots Alliance will also assume certain limited store-related liabilities as part of the new transaction.

This new agreement replaces the previous merger agreement with Rite Aid, announced in October 2015 and amended in January 2017, and the agreement to divest certain Rite Aid stores to Fred’s, Inc. announced in December 2016. Both of these agreements have been terminated, and Walgreens Boots Alliance will pay Rite Aid the $325 million termination fee with respect to their merger agreement.

The new transaction is subject to the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The initial closing of the new transaction is expected to occur within the next six months.

Upon the initial closing of the new transaction, Walgreens Boots Alliance will begin acquiring the stores and related assets on a phased basis over a period of approximately six months, and intends to convert acquired stores to the Walgreens brand over time.

Walgreens Boots Alliance expects the new transaction to be modestly accretive to its adjusted diluted net earnings per share in the first full year after the initial closing of the new transaction, and expects to realize synergies from the new transaction in excess of $400 million. These synergies are expected to be fully realized within three to four years of the initial closing of the new transaction and derived primarily from procurement, cost savings and other operational matters.

“This new transaction extends our growth strategy and offers additional operational and financial benefits,” said Walgreens Boots Alliance Executive Vice Chairman and CEO Stefano Pessina. “It will allow us to expand and optimize our retail pharmacy network in key markets in the U.S., including the Northeast, and provide customers and patients with greater access to convenient, affordable care. We believe this new transaction addresses competitive concerns previously raised with respect to the prior transaction and will streamline and simplify the transition for customers, team members and other stakeholders.”

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise.

The company was created through the combination of Walgreens and Alliance Boots in December

2014, bringing together two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination across the USA and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25* countries and employ more than 400,000* people. The company is a global leader in pharmacy-led, health and wellbeing retail and, together with the companies in which it has equity method investments, has over 13,200* stores in 11* countries as well as one of the largest global pharmaceutical wholesale and distribution networks, with over 390* distribution centers delivering to more than 230,000** pharmacies, doctors, health centers and hospitals each year in more than 20* countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands such as No7, Botanics, Liz Earle and Soap & Glory.

In October 2016 Walgreens Boots Alliance received the United Nations Foundation Global Leadership Award for its commitment to the UN’s Sustainable Development Goals. The company also ranks No. 1 in the Food and Drug Stores industry of Fortune magazine’s 2017 list of the World’s Most Admired Companies.

More company information is available at www.walgreensbootsalliance.com.

*	As of 31 August 2016, using publicly available information for AmerisourceBergen.
**	For 12 months ending 31 August 2016, using publicly available information for AmerisourceBergen.

(WBA-GEN)

Media Relations	Contact
USA / Michael Polzin International / Laura Vergani	+1 847 315 2935 +44 (0)207 980 8585

Investor Relations	Contact
Gerald Gradwell and Ashish Kohli	+1 847 315 2922

Cautionary Note Regarding Forward-Looking Statements

All statements in this release that are not historical statements, which include, without limitation, those regarding the pending asset purchase agreement between Walgreens Boots Alliance and Rite Aid and the transactions contemplated thereby and the termination of the merger agreement with Rite Aid and the transactions contemplated thereby and the possible effects thereof, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the expected timing of the closing of the transactions contemplated by the pending asset purchase agreement between Walgreens Boots Alliance and Rite Aid and the transactions contemplated thereby, the ability of the parties to complete the transactions considering the various closing conditions, and the outcome of legal and regulatory matters, the termination of the merger agreement with Rite Aid and the transactions contemplated thereby (including the termination of the divestiture agreement to sell certain Rite Aid assets and stores to Fred’s, Inc.) and their possible effect. Words such as “expect,” “pending,” “potential”, “likely,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, which could cause actual results to vary materially from those indicated or anticipated. Such risks include, but are not limited to, risks related to the proposed transactions and acquisitions generally, including the risk that the transactions may not close due to one or more closing conditions to the transactions not being satisfied or waived, such as certain regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transactions or required certain conditions, limitations or restrictions in connection with such approvals, risk that the business of Walgreens Boots Alliance or the Rite Aid stores proposed to be sold to Walgreens Boots Alliance may suffer as a result of uncertainty surrounding the transactions, risks related to the ability to realize the anticipated benefits of the proposed transactions, the outcome of legal and regulatory matters, including with respect to the outcome of discussions with the U.S. Federal Trade Commission and otherwise in connection with the pending acquisition of certain Rite Aid assets by Walgreens Boots Alliance, the risk of unexpected costs, liabilities or delays, changes in management’s assumptions, the risks associated with the integration of complex businesses, and risks associated with changes in laws, regulations or interpretations thereof. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of Walgreens Boots Alliance’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, which is incorporated herein by reference, and in other documents that Walgreens Boots Alliance files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens Boots Alliance does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.